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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the use in this Registration Statement of (i) our report dated July 2, 2001 on the financial statements of the Penn Virginia Coal Business included herein, (ii) our report dated September 15, 2001 on the financial statements of Penn Virginia Resource Partners, L.P. included herein and (iii) our report dated September 6, 2001 on the financial statements of Penn Virginia Resource GP, LLC included herein; and to all references to our Firm included in or made a part of this Registration Statement.




                                          ARTHUR ANDERSEN LLP

Houston, Texas
October 4, 2001